Amendment to Secured Promissory note and
Securities Purchase, Loan and Security Agreement

This Amendment to Secured Promissory Note and Securities Purchase, Loan and Security Agreement (this “Amendment”) is made and entered into as of February 17, 2009 by and among Java Detour, Inc., a Delaware corporation (the “Company”), and Clydesdale Partners, LLC (“Clydesdale”), Java Finance, LLC (“Java”) and Westfield Wealth Management, Ltd. (“Westfield” and collectively, the “Holders” or the “Secured Parties”).

WHEREAS, the Company has entered into an agreement with the Secured Parties under certain Securities Purchase, Loan and Security Agreements, dated May 19, 2008 (collectively “Security Agreements”), and entered into an agreement with the Holders under certain Secured Promissory Notes, dated May 19, 2008 and July 11, 2008 (“Promissory Notes”), and issued Promissory Notes to the Holders

WHEREAS, the Company and the Secured Parties wish to amend certain provisions in the Security Agreements, as set forth herein.

WHEREAS, the the the Company and the Holders wish to amend certain provisions in the Promissory Notes, as set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual promises, covenants, representations and warranties made herein, the the Company, the Secured Parties and the Holders intending to be legally bound, hereby agree as follows:

1.           Definitions.  Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meanings ascribed to them under the Secured Agreements and the Promissory Notes.

2.	Amendments To Promissory Notes

2.1.            Due Date

The defined term “Due Date” shall be amended to May 17, 2009.

3.	Amendments To Security Agreements

3.1.            Due Date

The following sentence in Section 1:

“All principal and accrued interest on the Notes shall be payable on January 15, 2009”

shall be replaced with the following sentence:

“All principal and accrued interest on the Notes shall be payable on the Due Date (as defined in the Note)”

3.2           Remedies

(a)	The following Section 12(e) shall be added to the Security Agreement:

“(e)                 Upon the occurrence of an Event of Default under subsection 4(a) of the Notes, the Company shall enter into a contract to sell the Collateral within 60 days of the date of the Event of Default.  All proceeds received by the Company in respect of any sale of the Collateral (“Proceeds”) shall be used to pay the principal and accrued interest on the Notes.  The Company shall retain any Proceeds that exceed the principal and accrued interest on the Notes

If the Company does not enter into a contract to sell the Collateral within 60 days after the occurrence of an Event of Default under subsection 4(a) of the Notes, the Company shall give title to the Collateral to the Holders of the Notes”

4.           Additional Consideration. The Company shall pay $33,333.33 to each of the Holders on or before March 3, 2009.  Such funds shall be wired to the client trust account of Richardson & Patel, LLP as listed on Schedule A (the “Trust Account”). Additionally, the Company shall issue to Java and Westfield five-year warrants to each purchase 250,000 shares of the Company’s common stock at an exercise price of $0.50 with a cashless exercise provision substantially in the form attached hereto as Exhibit A.

5.           Legal Fees.  The Company has agreed to pay the legal fees of the Holders’ counsel in the amount of $3,396.25 in connection with this transaction on the date hereof via the Trust Account.

6.           Survival of Provisions.  Except as specifically amended above, the Promissory Notes and Security Agreements are hereby ratified, confirmed, and acknowledged and shall remain in full force and effect.

7.           Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.  The exchange of a fully executed Amendment (in counterparts or otherwise) by facsimile or by electronic delivery in .pdf format shall be sufficient to bind the Company, the Holders and the Secured Parties to the terms and conditions of this Amendment, as an original.

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IN WITNESS WHEREOF, the undersigned have executed and delivered this Amendment as of the date first written above.

COMPANY
JAVA DETOUR, INC.

By: _/s/ Java Detour___________________

“HOLDERS”:

_/s/ Clydesdale Partners, LLC______________                                                                     _/s/ Java Finance , LLC________
CLYDESDALE PARTNERS, LLC                                                                                                JAVA FINANCE, LLC

_/s/ Westfield Wealth Management, Ltd_______
WESTFIELD WEALTH MANAGEMENT, LTD